Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Vitru Limited of our report dated October 22, 2021 relating to the financial statements of CESUMAR – Centro de Ensino Superior de Maringá Ltda. which appears in Form 6-K dated of October 22, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes

Florianopolis, Brazil

October 25, 2021